EXHIBIT 5.1

                        FISCHBEIN BADILLO WAGNER HARDING
                                909 THIRD AVENUE
                               NEW YORK, NY 10022


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       LONG ISLAND OFFICE                 (212) 826-2000            NEW JERSEY OFFICE
48 SOUTH SERVICE ROAD, SUITE 300     FACSIMILE (212) 644-7485       235 FROST AVENUE
       MELVILLE, NY 11747                                        PHILLIPSBURG, NJ 08865
         (631) 694-8000                                              (908) 454-4570
    FACSIMILE (631) 694-2100             WWW.FBWHLAW.COM       FACSIMILE (908) 454-5827

     JOSEPH D. ALPERIN                    (212) 453-3708           JALPERIN@FBWHLAW.COM
     PARTNER
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                                November 18, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     EVCI Career Colleges Incorporated
                Registration Statement on Form S-3
                TO REGISTER 1,646,746 SHARES OF COMMON STOCK

Ladies and Gentlemen:

          As counsel to EVCI Career Colleges Incorporated, a Delaware corporation ("EVCI"), we have been requested to render this opinion for filing as Exhibit 5.1 to EVCI's Registration Statement on Form S-3 (the "Registration Statement"). Each term used herein shall have the meaning specified in the Registration Statement unless otherwise defined herein.

          The Registration Statement covers 1,646,746 shares of EVCI's common stock, in an offering to register the resale of shares by selling stockholders. 1,243,396 of the shares are issued and outstanding (the "Issued Shares") and 403,350 of the shares are purchasable from EVCI upon the exercise of warrants (the "Unissued Shares").

          We have examined the originals or photocopies or certified copies of such records of EVCI and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion that the Issued Shares are, and the Unissued Shares when issued and/or paid for will be, legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                /s/ Fischbein Badillo Wagner Harding